Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "GLOBAL BIOTECH CORP.", CHANGING ITS NAME FROM "GLOBAL BIOTECH CORP." TO "PURTHANOL RESOURCES LIMITED", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF OCTOBER, A.D. 2013, AT 4:42 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


SECRETARY OF STATE
1776
1976
DELAWARE

Jeffrey W. Bullock, Secretary of State

2961841 8100

AUTHENTICATION: 0833936

131222868

DATE: 10-22-13

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:42 PM 10/22/2013
FILED 04:42 PM 10/22/2013
SRV 131222868 - 2961841 FILE

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

GLOBAL BIOTECH CORP.

It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation") is GLOBAL BIOTECH CORP.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article **FIRST** thereof and by substituting in lieu of said Article the following new Article:

FIRST: The name of the corporation (hereinafter called the "corporation") is PURTHANOL RESOURCES LIMITED

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed on: October 22, 2013

/s/ MR. LEONARD STELLA
MR. LEONARD STELLA
PRESIDENT

Name Reservation Status

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Reservation No	Entity Name	Entity Type	Cost	Status	Expiration Date (mm/dd/yyyy)
5380163	PURTHANOL RESOURCES L.L.C.	LIMITED LIABILITY COMPANY (LLC)	75.00	RESERVED	10/05/2013

SRV Number - [illegible]

Payment Type - Credit Card

Card Number - ************[illegible]

Card Type - MC

Credit Card Reference Number - 0807130975[illegible]

Amount Charged - $75.00

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